Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2019 relating to the consolidated financial statements which appeared in Kaya Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ M&K CPA’s, PLLC

Houston, TX

October 8, 2019